Consent of Independent Auditors

We consent to the reference to our firm under the caption “Experts” and to the use of our report dated September 27, 2012, except as to note 16, which is as of August 11, 2014, with respect to the financial statements of Trillium Therapeutics Inc. in the Registration Statement on Form 20-F (Amendment No. 1) for the registration of common shares of Trillium Therapeutics Inc. (formerly Stem Cell Therapeutics Corp.).

/s/ Ernst & Young LLP
Toronto, Canada	Chartered Professional Accountants
October 3, 2014	Licensed Public Accountants